Exhibit 5



March 12, 1998


Tandy Corporation
100 Throckmorton Street
Suite 1800
Fort Worth, TX 76102

Ladies and Gentlemen:

I am the Vice President, Corporate Secretary and General Counsel of Tandy Corporation (the "Company") and have assisted with the filing with the Securities and Exchange Commission (the "Commission'), under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement of Form S-8 (the "Registration Statement') for the purpose of registering 75,000 shares of common stock, $1.00 par value, of the Company (the "Shares") and $5,000,000 in deferred compensation obligations (the "Obligations"), which represent unsecured obligations of the Company to pay deferred compensation to selected executive employees of the Company in the future, all in accordance with the terms of the Tandy Corporation Executive Deferred Compensation Plan and the Tandy Corporation Executive Deferred Stock Plan (collectively the "Plans"). In such capacity, I have examined the Company's Restated Certificate of Incorporation, as amended, the Restated By-laws of the Company, the Plans, and such other documents of the Company as I have deemed necessary or appropriate for the purposes of the opinion expressed herein.

Based upon the foregoing, in my opinion, (i) the Shares, when issued by the Company in accordance with the provisions of the Plans, will be validly issued, fully paid and non-assessable, and (ii) the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability or relating to or affecting enforcement of creditors' rights or by general equity principles.

I consent  to the  filing of this  opinion  as an  exhibit  to the  Registration
Statement and to the use of my name wherever appearing in the Registration statement and any amendment thereto.

                                        Very truly yours,

                                        /S/  Mark C. Hill

                                        Mark C. Hill
                                        Vice President, Corporate Secretary and
                                        General Counsel